Exhibit 99.1

CIBER, Inc.

6363 S. Fiddler’s Green Circle, Suite 1400

Greenwood Village, CO 80111

www.ciber.com

Contacts:
Investors:	Media:
Gary Kohn	Robin Caputo
303-625-5256	303-267-3876
gkohn@ciber.com	rcaputo@ciber.com

CIBER TO SELL FEDERAL DIVISION;

TRANSACTION ALLOWS CIBER TO FOCUS ON CORE OFFERINGS

GREENWOOD VILLAGE, CO, JAN. 23, 2012— CIBER, Inc. (NYSE: CBR), a global information technology consulting, services and managed services company, today announced that it has entered into a purchase agreement to sell its Federal Division and related assets to CRGT Inc., a leading provider of emerging technology solutions for the U.S. federal government and a portfolio company of Veritas Capital.  The purchase price is $40 million in cash, subject to adjustment.

Dave Peterschmidt, President and Chief Executive Officer of CIBER said, “As a result of our extensive review of our business lines and customer segments, we have decided to sell our Federal Division.  Selling this division is a logical step for us as we continue to narrow our focus, streamline our business mix and concentrate our resources on our core offerings and market segments.”

Claude Pumilia, Executive Vice President and Chief Financial Officer, commented, “The divestiture of our Federal business reduces the complexity of CIBER and creates an opportunity for us to use net cash proceeds of approximately $35 million to invest to strengthen our offerings or to reduce our outstanding debt balance.”

CIBER obtained the required consent from its lenders to enter into this purchase agreement and modified the financial covenants in the Credit Agreement to take into account the effects of this transaction.  CIBER agreed to apply the net proceeds from this transaction in excess of $25 million to the reduction of the revolving credit commitments.

CIBER plans to report the financial results for this segment as a discontinued operation and plans to recognize an approximately $30 million non-cash charge to write-down the Federal Division net assets to their estimated fair value in its December 31, 2011 financial statements.  The Company expects the transaction will close within three months, subject to certain closing conditions.

Moelis & Company served as financial advisor and Hogan Lovells as legal advisor to CIBER.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections.  Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify forward-looking statements.  For example, we make certain forward-looking statements regarding our current estimates for revenue and profitability for certain of our business units for 2012.  These statements reflect a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements.  These risks include, without limitation, risks that: (1) economic and political conditions, including regulatory or legislative action, adversely affect us or our clients’ businesses and levels of business activity; (2) we cannot expand and develop our services and solutions in response to changes in technology and client demand; (3) we cannot compete effectively in the highly competitive consulting, systems integration and technology and outsourcing markets; (4) our work in the government contracting environment exposes us to additional risks; (5) our clients may terminate their contracts with us or they may be unable or unwilling to pay us for our services, which may impact our accounting assumptions; (6) our outsourcing services subject us to operational and financial risk; (7) the type and level of technology spending by our clients may change; (8) we cannot maintain favorable pricing and utilization rates; (9) our business is restricted by our current level of indebtedness and we could breach our financial covenants, and/or be unable to amend, extend or replace our current debt facility under favorable terms; (10) legal liability may result from solutions or services we provide; (11) we cannot anticipate the cost and complexity of performing our work or we are not able to control our costs; (12) our global operations are subject to complex risks, some of which might be beyond our control, including, but not limited to, fluctuations in foreign exchange rates; (13) we cannot balance our resources with client demand or hire sufficient employees with the required skills and background; (14) we may incur liability from our subcontractors’ or other third parties’ failure to deliver their project contributions on time or at all; (15) we cannot manage the organizational challenges associated with our size or our business strategy; (16) consolidation in the industries that we serve could adversely affect our business; (17) our ability to attract and retain business depends on our reputation in the marketplace; (18) our share price could fluctuate due to numerous factors, including variability in revenues, operating results and profitability; (19) the anticipated sale of the Federal Division may not close, may close later than anticipated or that events will occur that result in a reduction in the proceeds due to such matters as failure to obtain the numerous third-party consents that an event or circumstance occurs that the buyer asserts is a material adverse effect and the buyer terminates the contract or seeks to renegotiate the purchase price, that a parties’ representations and warranties are not true and correct as required or other conditions to closing are not satisfied, or that the post-closing working capital adjustment determined reduces our proceeds, among other matters; and/or (20) other factors discussed from time to time in the Company’s news releases and public statements, as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in the Company’s Form 10-Q and most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.  Most of these factors are beyond CIBER’s ability to predict or control.  Forward-looking statements are not guarantees of performance and speak only as of the date they are made, and CIBER undertakes no obligation to publicly update any forward-looking statements in light of new information or future events.  Readers are cautioned not to put undue reliance on forward-looking statements.

About CIBER, Inc.

CIBER, Inc. is a global information technology consulting, services and outsourcing company applying practical innovation through services and solutions that deliver tangible results for both commercial and government clients. Services include application development and management, ERP implementation, change management, project management, systems integration, infrastructure management and end-user computing, as well as strategic business and technology consulting. Founded in 1974 and headquartered in Greenwood Village, Colorado, CIBER has more than 8,500 employees and subcontractors and operates in 18 countries, serving clients in North America, Europe and Asia/Pacific. Annual revenue in 2010 was $1.1 billion. CIBER trades on the New York Stock Exchange (NYSE: CBR), and is included in the Russell 2000 Index and the S&P Small Cap 600 Index. For more information, visit www.ciber.com.

About CRGT

CRGT is a leading expert in emerging technology solutions for the federal government. Working as a close partner with agencies spanning defense, domestic security and civilian services, CRGT has earned a proud track record with integration and operations for large-scale, high-volume solutions that connect vital agencies to their diverse constituencies. CRGT is best known for its efforts with the Army Knowledge Online (AKO) program, an enterprise-scale, cloud-based, knowledge management solution serving over 2.2 million users globally. CRGT also works across innovative technology domains, including secure mobile computing, multimedia-rich services, business intelligence and cyber security to support clients such as the Department of Justice, Department of Homeland Security, the U.S. Army, the Veterans Administration, United States Postal Service, Montgomery County, MD and more. Spun out from CherryRoad Technologies in 2008, CRGT is a uniquely positioned, nimble organization that has offered customers flexibility and agility for over 25 years, combined with the strength that comes from being part of the Veritas Capital group. For additional information, visit www.crgt.com. For more on Mobility Solutions, visit www.crgt.com/solutions/mobility.html.